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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion or incorporation by reference in this Amendment
No. 1 to Registration Statement No. 333-73285 of Delphi Automotive Systems Corporation on Form S-3 of our report dated January 20, 1999 (February 5, 1999 as to Note 17), appearing in the Annual Report on Form 10-K of Delphi Automotive Systems Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Detroit, Michigan
March 25, 1999